Exhibit 99.1

Quantum Announces Fiscal 2021 First Quarter Financial Results

Cost Controls and Balance Sheet Actions Help Mitigate Impact of COVID-19, Delivers Results In-Line with Guidance; Company Anticipates $10 Million Sequential Revenue Improvement in Fiscal Q2

SAN JOSE, Calif.—August 5, 2020—Quantum Corporation (NASDAQ: QMCO) today announced financial results for its fiscal first quarter ended June 30, 2020.

First Quarter Fiscal 2021 Financial Summary
•Revenue was $73.3 million
•Gross margin was 42.1%
•Total operating expenses decreased $8.7 million, or 20%, compared to the year ago quarter
•GAAP Net loss of $10.7 million, or $(0.27) per diluted share
•Adjusted Net Loss of $6.8 million or $(0.17) per diluted share
•Adjusted EBITDA of $1.4 million

Jamie Lerner, Chairman and CEO, Quantum commented, “The Quantum team executed with agility and resiliency in the first fiscal quarter, advancing our long-term transformation strategy amidst a dynamic and challenging environment. Our quarterly financial results were in-line with expectations, and while we recognize many of our customers are still facing uncertainty and volatility, we have seen some encouraging trends already in the second quarter supporting our belief that the first quarter was the trough in our business. Now, as many industries begin to resume operations, our solutions are increasingly in demand. We already have clear visibility to revenue targets in the second fiscal quarter representing a double-digit percentage increase sequentially as compared to the first fiscal quarter.”

Mr. Lerner continued, “Our second fiscal quarter is typically strong from a seasonal perspective. Sports and entertainment customers are ramping back up albeit with shortened seasons, and our business with these customers does not require spectators, just the resumption of operations and the capture of video data for streaming and other uses. We have continued to innovate our technology and serve our customers’ growing video and unstructured data needs all while controlling costs and strengthening our balance sheet. Combined with the improvements we have made to the company over the past 24 months, I am confident that the re-built earnings power of Quantum will become increasingly apparent as we navigate through this crisis and expand our leadership in managing and retaining unstructured data.”

First Quarter of Fiscal 2021 vs. Prior-Year Quarter
Revenue was $73.3 million for the first quarter of fiscal 2021, down 31% compared to $105.6 million in the year ago quarter and in-line with Quantum’s guidance. Revenue declined across the company’s product lines largely due to COVID-19 pandemic. The revenue decline was led by a decrease in product revenue due to reduced demand for secondary storage systems and lower hyperscale revenue, as well as a decrease in royalty revenue due to overall declines in market unit volumes as the primary use of tape continues to transition from backup to archive workflows. Revenue in the first fiscal quarter of 2020 includes incremental contribution from the acquisition of the ActiveScale object storage business, which closed on March 17, 2020.

Gross profit in the first quarter of fiscal 2021 was $30.9 million, or 42.1% gross margin, compared to $45.8 million, or 43.4% gross margin, in the year ago quarter. Gross margins contracted modestly year over year primarily due to spreading fixed overhead costs over lower revenue combined with lower high margin royalty revenues.

Total operating expenses in the first quarter of fiscal 2021 were $34.3 million, or 46.9% of revenue, compared to $43.1 million, or 40.8% of revenue, in the year ago quarter. Selling, general and administrative expenses declined 33% to $23.1 million for the first quarter of fiscal 2021 compared to $34.4 million in the year ago quarter. Research and development expenses were $10.2 million in the first quarter of fiscal 2021, up 21% compared to $8.4 million in the year ago quarter.

Net loss in the first quarter of fiscal 2021 was $10.7 million, or ($0.27) per basic and diluted share, compared to a Net loss of $3.8 million, or ($0.11) per basic and diluted share, in the year ago quarter.

Excluding stock compensation, restructuring charges and non-recurring charges, Adjusted Net Loss in the first quarter of fiscal 2021 was $6.8 million, or ($0.17) per diluted share, compared to Adjusted Net Income of $5.4 million, or $0.13 per diluted share, in the year ago quarter.

Adjusted EBITDA in the first quarter of fiscal 2021 decreased $11.7 million to $1.4 million, compared to $13.1 million in the year-ago quarter.

Balance Sheet and Liquidity
•Cash and cash equivalents of $29.1 million as of June 30, 2020, compared to $12.2 million as of March 31, 2020. Both balances include $5.0 million in restricted cash required under the Company’s Credit Agreements, and $0.8 million of short-term restricted cash.
•Outstanding debt as of June 30,2020 on a gross basis was $195.2 million and on a net basis was $170.6 million after netting $24.6 million in unamortized debt issuance costs. This compares to $167.8 million of outstanding debt as of March 31, 2020 on a gross basis, and on a net basis was $154.1 million after netting $13.7 million in unamortized debt issuance costs. The increase in long-term debt from March 31, 2020 was primarily due to term debt borrowings of $20.0 million and a $10.0 million Paycheck Protection Program Term Loan
•Total interest expense was $6.4 million for the three months ended June 30, 2020.

On June 16, 2020 the Company announced that it had agreed to amend its revolving and term loan credit facilities, securing an additional $20 million in incremental liquidity and negotiating more flexible loan terms and conditions. The facilities expire on December 27, 2023. Among other terms, the amended credit facilities provide a holiday period for certain financial covenants through June 30, 2021 and the term loan credit facility contains a more favorable equity claw back feature. The terms of the 2020 term loan credit agreement are substantially similar to the terms of the existing term loan, including in relation to maturity, security and pricing.

Outlook
For the second fiscal quarter of 2021, the Company expects revenues of $83 million plus or minus $2 million. The Company expects Adjusted Net Loss to be $3 million plus or minus $0.5 million and related Adjusted Net loss per share of $(0.08) plus or minus $0.01. Adjusted EBITDA is expected to be $5 million plus or minus $1 million.

Conference Call and Audio Webcast
Management will host a live conference call today, August 5, 2020, at 4:30 p.m. ET (1:30 p.m. PT) to discuss these results. The conference call will be accessible by dialing 1-844-602-0380 (U.S. Toll-Free) or 1-862-298-0970 (International). The conference call will be simultaneously webcasted on the investor relations section of the Company’s website at http://investors.quantum.com under the events and presentations tab.
A recording of the call will be available one hour after the end of the conference call until Wednesday, August 12, 2020 by dialing 1-877-481-4010 (U.S. Toll-Free) or 1-919-882-2331 (International) and providing playback passcode 36227. A replay of the webcast will be available on the Company's website for at least 90 days.

Virtual Analyst Day
Quantum will be hosting a Virtual Analyst and Investor Day on Wednesday August 26th, providing the investment community with a deeper and more comprehensive look into the company’s long-term vision, addressable markets, strategy and financial goals. To pre-register or receive more information on this event, please email qmco@fnkir.com.

About Quantum

Quantum technology and services help customers capture, create and share digital content - and preserve and protect it for decades. With solutions built for every stage of the data lifecycle, Quantum’s platforms provide the fastest performance for high-resolution video, images, and industrial IoT. That’s why the world’s leading entertainment companies, sports franchises, researchers, government agencies, enterprises, and cloud providers are making the world happier, safer, and smarter on Quantum. Quantum is listed on Nasdaq (QMCO) and was added to the Russell 2000® Index on June 26, 2020. For more information visit www.quantum.com.

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Quantum, the Quantum logo, Active Scale™ and Atavium® are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Statements
This press release contains “forward-looking” statements. Quantum advises caution in reliance on forward-looking statements. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Quantum Corporation and its consolidated subsidiaries (“Quantum”) may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, Adjusted EBITDA, Adjusted Net Income, cash flows, or other financial items as well as the anticipated impact of the COVID-19 pandemic on Quantum’s financial results; any projections of the amount, timing or impact of cost savings or restructuring charges and any resulting cost savings, revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding expected trends in target markets and target customers, any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the need to address the many challenges facing Quantum’s businesses; the competitive pressures faced by Quantum’s businesses; risks associated with executing Quantum’s strategy; the distribution of Quantum’s products and the delivery of Quantum’s services effectively; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; estimates and assumptions related to the cost (including any possible disruption of Quantum’s business) and the anticipated benefits of the transformation and restructuring plans; the outcome of any claims and disputes; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in Quantum’s filings with the Securities and Exchange Commission, including its Form 10-K filed with the Securities and Exchange Committee on June 24, 2020. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts:

Public Relations Contact: Bob Wientzen Quantum Corporation 720-201-8125 bob.wientzen@quantum.com	Investor Contact: Rob Fink FNK IR 646-809-4048 rob@fnkir.com

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts, unaudited)

	June 30, 2020	March 31, 2020
Assets
Current assets:
Cash and cash equivalents	$23,307	$6,440
Restricted cash	805	830
Accounts receivable, net of allowance for doubtful accounts of $1,348 and $1,247 as of June 30, 2020 and March 31, 2020, respectively	49,339	70,370
Manufacturing inventories	29,981	29,196
Service parts inventories	21,111	20,502
Other current assets	8,766	8,489
Total current assets	133,309	135,827
Property and equipment, net	9,980	9,046
Restricted cash	5,000	5,000
Right-of-use assets, net	12,325	12,689
Other long-term assets	4,329	3,433
Total assets	$164,943	$165,995
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$26,957	$36,949
Deferred revenue	76,003	81,492
Accrued restructuring charges	458	—
Long-term debt, current portion	925	7,321
Accrued compensation	14,092	14,957
Other accrued liabilities	15,773	17,535
Total current liabilities	134,208	158,254
Deferred revenue	34,743	37,443
Long-term debt, net of current portion	169,705	146,847
Operating lease liabilities	10,402	10,822
Other long-term liabilities	11,386	11,154
Total liabilities	360,444	364,520

Stockholders' deficit
Preferred stock, 20,000 shares authorized; no shares issued as of June 30, 2020 and March 31, 2020, respectively	—	—
Common stock, $0.01 par value; 125,000 shares authorized; 39,905 shares issued and outstanding as of June 30, 2020 and March 31, 2020, respectively	399	399
Additional paid-in capital	519,235	505,762
Accumulated deficit	(713,900)	(703,164)
Accumulated other comprehensive loss	(1,235)	(1,522)
Total stockholders’ deficit	(195,501)	(198,525)
Total liabilities and stockholders’ deficit	$164,943	$165,995

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts, unaudited)

	Three Months Ended June 30,
	2020	2019
Revenue:
Product	$39,687	$65,796
Service	30,386	33,381
Royalty	3,232	6,454
Total revenue	73,305	105,631
Cost of revenue:
Product	30,382	47,200
Service	12,071	12,605
Total cost of revenue	42,453	59,805
Gross profit	30,852	45,826
Operating expenses:
Research and development	10,162	8,383
Sales and marketing	11,570	15,856
General and administrative	11,563	18,576
Restructuring charges	1,052	263
Total operating expenses	34,347	43,078
Income (loss) from operations	(3,495)	2,748
Other income (expense), net	(385)	89
Interest expense	(6,437)	(6,306)
Net loss before income taxes	(10,317)	(3,469)
Income tax provision	419	338
Net loss	$(10,736)	$(3,807)

Net loss per share - basic and diluted	$(0.27)	$(0.11)
Weighted average shares - basic and diluted	39,905	36,045

Net loss	$(10,736)	$(3,807)
Foreign currency translation adjustments, net	287	84
Total comprehensive loss	$(10,449)	$(3,723)

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended June 30,
	2020	2019
Operating activities
Net loss	$(10,736)	$(3,807)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	1,286	1,021
Amortization of debt issuance costs	1,124	1,004
Long-term debt related costs	167	—
Provision for product and service inventories	1,629	1,572
Stock-based compensation	1,958	987
Bad debt expense	39	214
Deferred income taxes	13	(49)
Unrealized foreign exchange loss	482	130
Changes in assets and liabilities:
Accounts receivable, net	20,993	19,360
Manufacturing inventories	(1,784)	(7,141)
Service parts inventories	(1,399)	(639)
Accounts payable	(9,967)	2,593
Accrued restructuring charges	458	(471)
Accrued compensation	(864)	(3,838)
Deferred revenue	(8,188)	(7,648)
Other assets and liabilities	(4,198)	(2,385)
Net cash provided by (used in) operating activities	(8,987)	903
Investing activities
Purchases of property and equipment	(484)	(444)
Net cash used in investing activities	(484)	(444)
Financing activities
Senior Secured Term Loan borrowings, net of debt issuance costs	19,400	—
PNC Credit Facility borrowings	78,582	(413)
PNC Credit Facility repayments	(81,653)	—
Paycheck Protection Program borrowing	10,000	—
Net cash provided by (used in) financing activities	26,329	(413)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(16)	(53)
Net change in cash, cash equivalents and restricted cash	16,842	(7)
Cash, cash equivalents, and restricted cash at beginning of period	12,270	16,855
Cash, cash equivalents, and restricted cash at end of period	$29,112	$16,848
Supplemental disclosure of cash flow information
Cash paid for interest	$8,445	$5,129
Cash paid (received) for income taxes, net of refunds	$(1,964)	$126
Non-cash transactions
Purchases of property and equipment included in accounts payable	$262	$155
Purchases of property and equipment included in accrued liabilities	$1,315	$—
Transfer of inventory to property and equipment	$159	$118
The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown in the statement of cash flows:
Cash and cash equivalents	$23,307	$10,806
Restricted cash, current	805	1,042
Restricted cash, long-term	5,000	5,000
Total cash, cash equivalents and restricted cash at the end of period	$29,112	$16,848

NON-U.S. GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, we have presented Adjusted EBITDA and Adjusted Net Income (Loss), non-U.S. GAAP financial measures defined below.

Adjusted EBITDA is a non-U.S. GAAP financial measure defined by us as net loss before interest expense, net, provision for income taxes, depreciation and amortization expense, stock-based compensation expense, restructuring charges, long-term debt related costs, costs related to the financial restatement and related activities described in the Explanatory Paragraph and Note 2: – Restatement in our Annual Report on Form 10-K for the year ended March 31, 2019, and other non-recurring expenses.

Adjusted Net Income (Loss) is a non-U.S. GAAP financial measure defined by us as net loss before restructuring charges, stock-based compensation expense, long-term debt related costs, costs related to the financial restatement and related activities described in the Explanatory Paragraph and Note 2: – Restatement in the Annual Report on Form 10-K for the year ended March 31, 2019 and other non-recurring (income) expenses. The Company calculates Adjusted Net Income (Loss) per Basic and Diluted share using the Company’s above-referenced definition of Adjusted Net Income (Loss).

The Company considers non-recurring expenses to be expenses that have not been incurred within the prior two years and are not expected to recur within the next two years. Such expenses include certain strategic and financial restructuring expenses.

We have provided below a reconciliation of Adjusted EBITDA and Adjusted Net Income (Loss) to Net Income (Loss), the most directly comparable U.S. GAAP financial measure. We have presented Adjusted EBITDA because it is a key measure used by our management and the board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business performance. We believe Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Basic and Diluted Share serve as appropriate measures to be used in evaluating the performance of our business and help our investors better compare our operating performance over multiple periods. Accordingly, we believe that Adjusted EBITDA and Adjusted Net Income (Loss) provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and our board of directors.

Our use of Adjusted EBITDA and Adjusted Net Income (Loss) have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•Adjusted EBITDA does not reflect: (1) interest and tax payments that may represent a reduction in cash available to us; (2) capital expenditures, future requirements for capital expenditures or contractual commitments; (3) changes in, or cash requirements for, working capital needs; (4) the potentially dilutive impact of stock-based compensation expense; (5) potential future costs related to our long-term debt; (6) potential future restructuring expenses; or (6) potential future costs related to our financial statement restatement and other related activities;

•Adjusted Net Income (Loss) does not reflect: (1) potential future restructuring activities; (2) the potentially dilutive impact of stock-based compensation expense; (3) potential future costs related to our long-term debt; or (4) potential future costs related to our financial statement restatement and other related activities; and

•Other companies, including companies in our industry, may calculate Adjusted EBITDA, Adjusted Net Income (Loss) or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA and Adjusted Net Income (Loss) along with other U.S. GAAP-based financial performance measures, including various cash flow metrics and our U.S. GAAP financial results.

The following is a reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, Net Income (Loss) (in thousands):

	Three Months Ended
	June 30, 2020	June 30, 2019
Net loss	$(10,736)	$(3,807)
Interest expense, net	6,437	6,306
Provision for income taxes	419	338
Depreciation and amortization expense	1,286	1,021
Stock-based compensation expense	1,958	987
Long-term debt related costs	965	—
Restructuring charges	1,052	263
Cost related to financial restatement and related activities	—	7,990
Adjusted EBITDA	$1,381	$13,098

The following is a reconciliation of Adjusted Net Income (Loss) to the most comparable U.S. GAAP financial measure, Net Loss (in thousands):
	Three Months Ended
	June 30, 2020	June 30, 2019
Net loss	$(10,736)	$(3,807)
Restructuring charges	1,052	263
Stock-based compensation	1,958	987
Long-term debt related costs	965	—
Cost related to financial restatement and related activities	—	7,990
Adjusted net income (loss)	$(6,761)	$5,433
Adjusted net income per share:
Basic	$(0.17)	$0.15
Diluted	$(0.17)	$0.13
Weighted average shares outstanding:
Basic	39,905	36,045
Diluted	39,905	40,973